News Release

Contact:
Jen Hartmann
Director, Public Relations
HartmannJenniferA@JohnDeere.com

Deere & Company Raises Dividend Eight Percent

MOLINE, IL (May 25, 2022) –The Deere & Company (NYSE: DE) Board of Directors today declared a quarterly dividend of $1.13 per share payable August 8, 2022 to stockholders of record on June 30, 2022.

The new quarterly rate represents an additional 8 cents per share over the previous level, an increase of approximately 8 percent per share.

"The latest increase in our quarterly dividend is a reflection of Deere's recent strong performance and the success of our Smart Industrial strategy,” said John C. May, chairman and chief executive officer. "It also shows our confidence in the company's future direction."

Forward-Looking Statements

Certain statements in this release regarding future events and future financial performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, because of, among other things, risks related to general economic conditions in the global markets and industries in which the Company operates, geopolitical uncertainties and the risk factors identified under the heading “Risk Factors” and under the heading “Safe Harbor Statement” in the “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.